SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                ________________

                               January 14, 1997
                Date of Report (Date of Earliest Event Reported)

                             BARNETT BANKS, INC.
               (Exact Name of Registrant as Specified in Charter)

             Florida                 1-7901               59-0560515
         (State or Other        (Commission File       (I.R.S. Employer
           Jurisdiction              Number)          Identification No.)
        of Incorporation)

                             50 North Laura Street
                             Jacksonville, Florida
                  (Address of Principal Executive Offices)

                                     32202
                                   (Zip Code)

                                  (904) 791-7720
                  (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
     (Former Name or Former Address, if Changed Since Last Report)


     ITEM 5.   OTHER EVENTS

               On January 14, 1997, Barnett Banks, Inc., a Florida corporation (the "Registrant"), announced that it had entered into an Agreement and Plan of Merger, dated as of January 14, 1997 (the "Merger Agreement"), with Oxford Resources Corp., ("Oxford") pursuant to which a newly-formed wholly owned subsidiary of the Registrant will merge with and into Oxford (the "Merger"), with Oxford thereafter becoming a wholly owned subsidiary of the Registrant. The Merger Agreement provides, among other things, that as a result of the Merger, each outstanding share of common stock of Oxford, other than dissenting shares, will be converted into the right to receive .9085 newly-issued shares of the Registrant's common stock.

               The press release issued by the Registrant with respect to the announcement of the transactions described herein is attached hereto as Exhibit 99 and is hereby incorporated herein by reference in its entirety. The press release contains certain forward looking statements with respect to the financial condition, results of operations and business of the Registrant following the consummation of the Merger, including statements relating to: (a) revenue enhancements that could be realized from the Merger and (b) projected 1997 earnings per share. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected revenue enhancements from the Merger cannot be fully realized; (2) competitive pressure in the banking and financial services industry increases significantly; and (3) general economic conditions, either nationally or in Florida, are less favorable than expected.

     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
               AND EXHIBITS

     (a)       Financial Statements of the Business Acquired.

               Not applicable.

     (b)       Pro Forma Financial Information.

               Not applicable.

     (c)       Exhibits.

                    99        Press Release dated January 14, 1997.



                                 SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BARNETT BANKS, INC.

                                        By: /s/ Charles W. Newman
                                          Name:  Charles W. Newman
                                          Title: Chief Financial Officer

     Date:  January 14, 1997.